1Q13 Financial and operating results for the period ended March 31, 2013 April 25, 2013 Unless otherwise specified, comparisons in this presentation are between 1Q13 and 1Q12. Exhibit 99.1

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 2 Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward- looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on April 24, 2013, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date.

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 3 Non-GAAP Measures This presentation contains the following financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP): operating earnings measures; book value, excluding accumulated other comprehensive income (loss) per share; operating return measures; earnings before net realized investment gains (losses), fair value changes in embedded derivative liabilities, equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests, corporate interest expense, loss on extinguishment of debt and taxes; and debt to capital ratios, excluding accumulated other comprehensive income (loss). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com.

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 4

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 5  Businesses continue to perform well with growth in operating earnings per share  Continued strength in capital ratios – Successful tender offer for convertible debentures – Strong statutory earnings  Investing in our business – Expanding locations, geographies, and product offerings – Growing agent force – Improving productivity  Sales and premium growing 1Q13 Summary CNO

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 6 1Q12 $0.18 1Q13 $0.23 Operating Earnings Per Share Building * A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. Earnings per Share Drivers  Powerful per share performance as capital actions take hold  Growth in premium in core business segments  Normalized earnings drivers performed as expected CNO Operating EPS $0.15 297.3 Weighted Avg. Diluted Shares Outstanding (millions) 243.5 Operating EPS Excluding Significant Items* $0.21

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 7 $96.2 $98.1 1Q12 1Q13 Continued Investment in the Business CNO  Investing in marketing, productivity and growth of the agent force  Expanding presence by adding new locations and geographies  Developing and launching new products to meet the needs of our target market  Driving operational efficiencies and enhancing the customer experience  Sales and collected premiums* up 2% ($ millions) NAP * Represents collected premiums from 3 core segments, Bankers Life, Washington National and Colonial Penn

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 8 1Q13 Sales and Distribution Results  Growth in average agent force of 4%  Sales up 3% driven by life, up 11%  Annuity and LTC sales, down 10% and 23% respectively, reflecting pricing discipline  New critical illness product gaining momentum  Medicare Advantage Annual Election Period policies up 36% Bankers Life * MA/PDP sales are excluded from NAP in all periods. ($ millions) Quarterly NAP* Med Advantage Policies Issued* 8,138 1,188 1,168 719 11,042 Critical Illness NAP $0.1 $0.7 $1.8 $2.4 $2.8 Trailing 4-Quarters NAP $249.5 $248.9 $245.7 $245.2 $246.9 Med Advantage Fee Income, Net* $1.7 $1.6 $1.8 $1.7 $2.4

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 9 Washington National 1Q13 Sales and Distribution Results ($ millions) * NAP for core products includes Life and Supplemental Health sales. ** Total producing agents includes appointed agents with $1000 or more of NAP in the prior 12 months Quarterly Core NAP* Trailing 4-Quarters Core NAP $78.5 $81.8 $83.5 $85.5 $86.5 Core* product sales up 5%, driven by supplemental health sales, up 9% ‒ Initiatives in worksite and PMA geographic expansion  Supplemental health collected premiums up 7% Continued focus on recruiting ‒PMA total producing agents** up 5% Supplemental Health Collected Premiums $112.9 $115.4 $114.5 $116.9 $120.3

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 10  Sales down 3% ‒Reflects disciplined ad spend ‒ In line with expectation ‒Partially offset by higher sales productivity  Collected premiums up 6% reflecting growth in inforce  Sales results in line with seasonal patterns 1Q13 Sales and Distribution Results Colonial Penn ($ millions) Quarterly NAP Trailing 4-Quarters NAP $55.3 $58.1 $60.5 $61.8 $61.3 Collected Premiums $53.9 $53.7 $54.2 $55.0 $57.2

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 11 Outlook Efforts continue to expand distribution and product offerings to effectively serve our growing target market  Expect continued sales growth at PMA with enhanced recruiting support and field leader development  Expanding product availability of existing products plus new Active Care launch  Expect increased focus and positive momentum in voluntary worksite market to continue  Continue disciplined investment in lead generation  Further improvements in sales productivity  New whole life product – 3Q13  Additional focus on Hispanic market  Continue investment in branch expansion; expect to add 25 locations in 2013  Expect continued growth as new locations get to full productivity drive improved retention  Drive cross-sales through annual customer reviews  Continue to grow life sales through increased premium per policy training, cross sell and product enhancements

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 12 1Q13 Consolidated Financial Highlights CNO  Earnings ‒ Strong results across all core segments ‒ Normalized earnings drivers performed as expected ‒ EPS benefiting from an 18% decrease in weighted average diluted shares Capital & Liquidity ‒RBC ratio, leverage and holding company liquidity remain strong ‒Cash flow to the holding company of $94mm ‒Excess and deployable capital of ~$100mm at the holding company Capital Deployment ‒Repurchased 64% of convertible debentures for $125mm under securities repurchase program ‒Paid dividends of $4.4mm and paid down $13.5mm of debt

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 13 $5.2 $(9.1) $3.3 $(2.7) $3.0 $(9.8) $0.6 $(2.6) $3.2 $(5.4) $17.7 $1.9 $10.4 $16.5 $3.6 $59.5 $72.5 $80.6 $77.7 $71.3 $24.7 $33.9 $33.9 $34.6 $29.4 1Q12 2Q12 3Q12 4Q12 1Q13 Corporate CP OCB BLC WN ($ millions) * A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. Segment Earnings 1Q13 Notable Items $97.3 $99.8 $125.6 $129.3 Segment EBIT Excluding Significant Items*  Bankers, Washington National and Colonial Penn collectively up 28% over 1Q12  Net investment income and annuity margins remain strong  Favorable Colonial Penn results reflect increased sales productivity and disciplined ad spend  OCB impacted by change in economics consistent with recent preliminary settlement  Favorable investment results at Corporate CNO $101.9 1Q12 297.3mm Weighted Average Diluted Shares Outstanding 1Q13 243.5mm

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 14 $183 $184 $185 $186 $188 64.5% 72.2% 67.8% 71.4% 68.5% 1Q12 2Q12 3Q12 4Q12 1Q13 $141 $140 $139 $137 $135 65.5% 75.4% 74.7% 69.0% 81.7% 1Q12 2Q12 3Q12 4Q12 1Q13 ($ millions) * A non-GAAP measure. Refer to the Appendix for the corresponding GAAP measure Underwriting Margins 1Q13 Highlights  Bankers Medicare supplement benefited from favorable reserve developments  Bankers LTC premium decline reflects a shift towards limited benefit product. Ratio impacted by out of period adjustment; normalized ratio in the 76% range  Washington National premium reflects growth in new business. Benefit ratio impacted by higher reserves due to normal fluctuations CNO $112 $113 $114 $115 $118 55.1% 50.1% 47.5% 46.6% 53.1% 1Q12 2Q12 3Q12 4Q12 1Q13 Washington National Supplemental Health Interest-Adjusted* Bankers Life Long Term Care Interest-Adjusted* Bankers Life Medicare Supplement

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 15 Net Investment Income CNO 1Q12 $345.2 2Q12 $351.1 3Q12 $349.4 4Q12 $352.8 1Q13 $351.9 Earned Yield: 5.64% 5.76% 5.71% 5.71% 5.69% ($ millions) Earned Yield (excluding floating rate FHLB): 5.82% 5.95% 5.90% 5.90% 5.89% New Money Rate: 5.32% 5.25% 4.71% 4.79% 5.09% General Account Investment Income Pre-Pay / Calls / Make-Whole Income: $1.7 $5.4 $7.4 $10.0 $7.1  Sequentially strong new money rate due to targeted 1Q credit compression investment strategy  Increase in investment income reflects growth in invested assets as well as credit strategy  Favorable pre-pay and make-whole income for the quarter

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 16 $2.5 $6.2 $9.0 $2.3 $3.3 $7.9 $3.5 $23.1 $3.3 Realized Gains, Losses and Impairments ($ millions) CNO 1Q12 4Q12 1Q13 2Q12 3Q12 Gross Realized Gains Gross Realized Losses Impairments $33.3 $41.6 $41.2 $10.4 $9.7 $32.1 * 3Q12 impairments primarily associated with two private company investments received through the commutation of an investment made by our Predecessor in a guaranteed investment contract. * $22.8 $5.6 $18.6 $3.3

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 17 Capital Position CNO Leverage* RBC Ratio Liquidity ($ millions)  Insurance Company Capitalization – RBC of 366% and reflects: • Statutory operating income of $112.5mm • $81mm of statutory dividends  GAAP Leverage – Repurchase of convertible debentures reduced debt by $59mm – Paid down an additional $13.5mm of debt – Expect reduced leverage throughout 2013  Liquidity & Excess Capital – $244mm of holding company liquidity and investments – Approximately $100mm of deployable capital * A non-GAAP measure. Refer to the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 18 Interest $8 Holdco Exp & Other $7 Debt Repayment $14 Common Stock Div $4 Tender Offer $126 1Q13 Capital Generation and Deployment ($ in millions) 1Q Sources and Uses 1Q13 Highlights  Deployed $159mm in capital during 1Q; 80% of which related to the tender offer  Funded deployment with free cash flow and $53mm of YE corporate liquidity  $244mm of liquidity remains at corporate; ~$100mm of which is deployable CNO 1Q Capital Generation Net Statutory Dividends $81 Fees and Interest $9 Other $16 Corporate Liquidity $53 $122 1Q13 Sources Uses Retained in Subs $32 Fees and Interest $9 Net Statutory Dividends $81

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 19 Returning Capital to our Shareholders CNO  Since initiating the share buyback program, repurchased equivalent of 80 million shares, leading to a 26%* reduction in weighted average diluted shares outstanding  Cumulative investment of $717mm in stock and convertible repurchases for an effective average price of $8.95 per share  Paid $18.3mm in dividends since initiating dividend program $16.2 $39.5 $14.1 $18.9 $39.3 $41.4 $80.7 $342.0 $124.8 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 Share Repurchases Convertible Repurchases Total Securities Repurchases by Quarter * Calculated using 80 million shares as a percentage of 1Q11 weighted average diluted shares outstanding Common Stock Dividends $ - $ - $ - $ - $ - $4.7 $4.7 $4.5 $4.4 Highlights Weighted Average Diluted Shares Outstanding 307.5mm 243.5mm ($ in millions)

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 20 Outlook  Core Earnings: - No change to previous guidance on core annualized benefit ratios, net investment income and spreads - Colonial Penn: Continue to expect EBIT loss of between $5mm and $10mm in 2013 - OCB: Continue to expect EBIT in the range of $5mm to $20mm in 2013  Capital Conditions: - Expect continued strength in capital generation with stable free cash flow - Expect balanced deployment including share repurchases which were resumed in 2Q - RBC stable in the 360% range with debt-to-capital ratio decreasing throughout 2013 due to scheduled amortization and cash sweeps - Expect to force conversion of remaining convertible debentures in 3Q CNO No change to previous guidance on statutory dividends of $250mm - $300mm, and remaining securities repurchases of $125mm - $175mm for 2013

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 21 On Track With 2013 Priorities  Grow sales, premium income, distribution and product portfolio  Drive efficiencies in operations and leveraging expertise across the enterprise Expand ROE through increased earnings and effective use of capital while reducing volatility  Continue to pursue ratings upgrades CNO Building shareholder value with strong business fundamentals, solid earnings and powerful cash flow generation

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 22 Questions and Answers

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 23 Appendix

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 24  Grow sales, premium, distribution and product portfolio  Drive toward efficiencies in operations and leveraging expertise across the enterprise  Earnings and effective use of capital to drive ROE expansion  Continue to pursue ratings upgrades  Invest $80-$85mm in strategic business initiatives  Accelerate run-on and run-off  Enhance customer experience and operational efficiency  ROE run-rate of 9%  Drive to investment grade  Target dividend payout ratio of 20% CNO: 2013 Initiatives Support 2015 Milestones 2013 Initiatives 2015 Milestones Additional Potential ROE Catalysts Run-on / Run-off business engineering Recapitalization “The Sequel” Operating effectiveness

1Q12 Significant Items

CNO

The table below summarizes the financial impact of significant items on our 1Q2012 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended March 31, 2012		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 70.5	$ (11.0) (1)	$ 59.5
Washington National	24.7	-	24.7
Colonial Penn	(9.8)	-	(9.8)
Other CNO Business	(2.3)	20.0 (2)	17.7
EBIT from business segments	83.1	9.0	92.1
Corporate Operations, excluding corporate interest expense	(1.8)	7.0 (3)	5.2
EBIT	81.3	16.0	97.3
Corporate interest expense	(17.5)	-	(17.5)
Operating earnings before tax	63.8	16.0	79.8
Tax expense on operating income	23.2	5.8	29.0
Net operating income *	$ 40.6	$ 10.2	$ 50.8
Net operating income per diluted share*	$ 0.15	$ 0.03	$ 0.18

(1) Pre-tax earnings in the Bankers Life segment included earnings of $21.0 million from favorable reserve developments in the Medicare supplement and long-term care blocks; and a $10.0 million charge related to a settlement with state securities regulators.

(2) Pre-tax earnings in the Other CNO Business segment included a charge of $20.0 million related to a tentative litigation settlement.

(3) Pre-tax earnings in the Corporate segment included charges of $7.0 million related to the relocation of Bankers Life's primary office.

CNO Financial Group | 1Q2013 Earnings | April 25, 2013

* A non-GAAP measure. See pages 30 and 39 for a reconciliation to the corresponding GAAP measure.

25

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 26 The table below summarizes the financial impact of significant items on our 2Q2012 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions). Net Operating Income: Bankers Life $ 76.1 $ (3.6) (1) $ 72.5 Washington National Colonial Penn Other CNO Business EBIT from business segments Corporate Operations, excluding corporate interest expense EBIT Corporate interest expense Operating earnings before tax Tax expense on operating income Net operating income * $ 54.2 $ (2.3) $ 51.9 (1) Pre-tax earnings in the Bankers Life segment included earnings of $3.6 million from the PDP business assumed from Coventry due to premium adjustments. 86.8 (3.6) 83.2 32.6 (1.3) 31.3 103.4 (3.6) 99.8 (16.6) - (16.6) 112.5 (3.6) 108.9 (9.1) - (9.1) 0.6 - 0.6 1.9 - 1.9 33.9 - 33.9 Three months ended June 30, 2012 Actual results Significant items Excluding significant items 2Q12 Significant Items CNO * A non-GAAP measure. See page 30 for a reconciliation to the corresponding GAAP measure.

3Q12 Significant Items

CNO

The table below summarizes the financial impact of significant items on our 3Q2012 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended September 30, 2012			
	Actual results	Significant items		Excluding significant items
Net Operating Income:				
Bankers Life	$ 80.6	$ -		$ 80.6
Washington National	33.9	-		33.9
Colonial Penn	(2.6)	-		(2.6)
Other CNO Business	(53.6)	64.0	(1)	10.4
EBIT from business segments	58.3	64.0		122.3
Corporate Operations, excluding corporate interest expense	(6.7)	10.0	(2)	3.3
EBIT	51.6	74.0		125.6
Corporate interest expense	(16.3)	-		(16.3)
Operating earnings before tax	35.3	74.0		109.3
Tax expense on operating income	9.7	29.7		39.4
Net operating income *	$ 25.6	$ 44.3		$ 69.9

(1) Pre-tax earnings in the Other CNO Business segment included a charge of $43.0 million reflecting the impact of decreased projected future investment yield assumptions related to interest-sensitive insurance products and $21.0 million related to a tentative litigation settlement.

(2) Pre-tax earnings in the Corporate segment included charges of $10.0 million related to the impact of lower interest rates on the values of liabilities for agent deferred compensation and former executive retirement annuities.

* A non-GAAP measure. See page 30 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | 1Q2013 Earnings | April 25, 2013

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4Q12 Significant Items

CNO

The table below summarizes the financial impact of significant items on our 4Q2012 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended December 31, 2012		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 73.7	$ 4.0 (1)	$ 77.7
Washington National	34.6	-	34.6
Colonial Penn	3.2	-	3.2
Other CNO Business	5.2	11.3 (2)	16.5
EBIT from business segments	116.7	15.3	132.0
Corporate Operations, excluding corporate interest expense	(2.7)	-	(2.7)
EBIT	114.0	15.3	129.3
Corporate interest expense	(15.8)	-	(15.8)
Operating earnings before tax	98.2	15.3	113.5
Tax expense on operating income	38.2	2.7	40.9
Net operating income *	$ 60.0	$ 12.6	$ 72.6

(1) Pre-tax earnings in the Bankers Life segment included charges of $8.0 million related to litigation expense; and earnings of $4.0 million related to the release of long-term care reserves due to policyholder actions following recent rate increases.

(2) Pre-tax earnings in the Other CNO Business segment included charges of $6.0 million from out-of-period adjustments and a $5.3 million charge for litigation expense in the Company's subsidiary, Conseco Life Insurance Company.

* A non-GAAP measure. See page 30 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | 1Q2013 Earnings | April 25, 2013

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CNO Financial Group | 1Q2013 Earnings | April 25, 2013 29 The table below summarizes the financial impact of the significant item on our 1Q2013 net operating income. Management believes that identifying the impact of this item enhances the understanding of our operating results (dollars in millions). Net Operating Income: Bankers Life $ 62.1 $ 9.2 (1) $ 71.3 Washington National Colonial Penn Other CNO Business EBIT from business segments Corporate Operations, excluding corporate interest expense EBIT Corporate interest expense Operating earnings before tax Tax expense on operating income Net operating income * $ 49.7 $ 6.0 $ 55.7 N t peratin i come per diluted share* $ 0.21 $ 0.02 $ 0.23 Three months ended March 31, 2013 Actual results Significant items Excluding significant items 29.4 - 29.4 (5.4) - (5.4) 3.6 - 3.6 89.7 9.2 98.9 3.0 - 3.0 92.7 9.2 101.9 (15.1) - (15.1) (1) Pre-tax earnings in the Bankers Life segment included charges of $9.2 million related to an out-of-period adjustment related to the long-term care block. 77.6 9.2 86.8 27.9 3.2 31.1 1Q13 Significant Items CNO * A non-GAAP measure. See pages 30 and 39 for a reconciliation to the corresponding GAAP measure.

Quarterly Earnings

CNO

($ millions)

	1Q12	2Q12	3Q12	4Q12	1Q13
Bankers Life	$ 70.5	$ 76.1	$ 80.6	$ 73.7	$ 62.1
Washington National	24.7	33.9	33.9	34.6	29.4
Colonial Penn	(9.8)	0.6	(2.6)	3.2	(5.4)
Other CNO Business	(2.3)	1.9	(53.6)	5.2	3.6
EBIT* from business segments	83.1	112.5	58.3	116.7	89.7
Corporate operations, excluding interest expense	(1.8)	(9.1)	(6.7)	(2.7)	3.0
Total EBIT	81.3	103.4	51.6	114.0	92.7
Corporate interest expense	(17.5)	(16.6)	(16.3)	(15.8)	(15.1)
Income before net realized investment gains, fair value changes in embedded derivative liabilities and taxes	63.8	86.8	35.3	98.2	77.6
Tax expense on period income	23.2	32.6	9.7	38.2	27.9
Net operating income	40.6	54.2	25.6	60.0	49.7
Net realized investment gains	14.1	18.7	4.8	10.8	9.4
Fair value changes in embedded derivative liabilities	4.5	(6.9)	(2.0)	2.6	1.3
Equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests	-	-	-	-	(1.8)
Loss on extinguishment of debt, net of income taxes	(0.1)	(0.3)	(176.4)	(0.7)	(57.2)
Net income (loss) before valuation allowance for deferred tax assets	59.1	65.7	(148.0)	72.7	1.4
Decrease in valuation allowance for deferred tax assets	-	-	143.0	28.5	10.5
Net income (loss)	$ 59.1	$ 65.7	$ (5.0)	$ 101.2	$ 11.9

*Management believes that an analysis of earnings before net realized investment gains (losses), fair value changes in embedded derivative liabilities, equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests, corporate interest expense, loss on extinguishment of debt and taxes ("EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) corporate interest expense; (2) loss on extinguishment of debt; (3) net realized investment gains (losses); (4) equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests; and (5) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals. The table above provides a reconciliation of EBIT to net income.

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 30

Loss Recognition & Cash Flow Testing

CNO

2012 GAAP Loss Recognition Testing

- Aggregate testing margins remain strong
- Testing margin Increased in 2012
  - ↑ - ASU 2010-26
  - ↑ - Net Growth from New Business (+6%)
  - ↓ - Lower interest rates projected (-8%)
  - ↓ - Legal Settlements (-2%)
- All intangibles are recoverable

2012 Statutory Cash Flow Testing

- Insurance Company margins consistent with prior years
- All insurance entities pass Asset Adequacy / Cash Flow Testing under all standard scenarios
- Interest rate scenarios re-affirm strong asset liability management
- Year-end testing resulted in less than $5 million of additional asset adequacy reserves

Line of Business	Aggregate Margin	Principal Risks to Margin
Traditional life and Universal life (Bankers)	+++	Unusually high mortality
Medicare supplement and supplemental health	+++	Unusually high morbidity
Long term care	Positive but vulnerable	Low interest rates; High morbidity; Low policy termination
Interest sensitive life (OCB)	Positive but vulnerable	Low interest rates; Litigation
Interest sensitive annuities	++	Decrease in spread; Investment volatility
Annuities in payout	+	Low mortality; Low interest rates

CNO Financial Group | 1Q2013 Earnings | April 25, 2013

31

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 32 • Moderate Stress: 4.75% NMR held flat for 5 years then recovering • Severe Stress: 50 basis point drop in NMR to 4.25% held flat indefinitely • 3Q assumption change: OCB interest sensitive life reserve charge - $28mm (after-tax) • Stress tests impact OCB interest-sensitive life and Bankers LTC reserves • Severe stress - manageable impact to GAAP leverage and 15 to 20 points of RBC impact Severe Stress Test (After- Tax) GAAP $100 - $125 million Statutory $75 - $100 million “Low-For-Long” Rates – Reserve Sensitivity Expanded New Money Rate (NMR) Stress Test Moderate Stress Test (After- Tax) GAAP $20 - $50 million Statutory $20 - $50 million 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 7.00% 7.50% 2012 2103 2014 2015 2016 2017 2018 2019 2020 2021 2022 New Money Rate Assumptions 2nd Quarter 2012 Current Moderate Stress Severe Stress CNO

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 33 1Q13 Holding Company Liquidity CNO ($ millions) 1Q13 Cash and Investments Balance - Beginning $293.6 Sources Dividends from Insurance Subsidiaries 81.0 Dividends from Non-insurance Subsidiaries 3.8 Interest/Earnings on Corporate Investments 5.5 Surplus Debenture Interest 12.0 Service and Investment Fees, Net (3.2) Other 7.5 Total Sources 106.6 Uses Interest 8.4 Debt Prepayment 13.5 Tender Offer 125.9 Common Stock Dividend 4.4 Holding Company Expenses and Other 6.6 Total Uses 158.8 Non-cash changes in investment balances 2.7 Unrestricted Cash and Investments Balance - 3/31/2013 $244.1

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 34 $37.6 $60.5 $79.3 $60.5 $389.1 $33.7 $275.0 $37.6 $60.5 $79.3 $94.2 $4.2 2013 2014 2015 2016 2017 2018 2019 2020 Term Loan Convertible Senior Unsecured Debentures Senior Secured Notes Debt Maturity Profile(1) (1) Maturity schedule does not include amortization from credit facility sweep provision. (2) Conversion price is $5.49 plus adjustment for dividends. CNO can force conversion after 6/30/13 if CNO stock trades above $7.69 plus adjustment for dividends for 20 or more days in a consecutive 30 day trading period. On 3/31/2013, CNO’s stock closed at $11.45. (2) ($ millions) $389.1 $275.0 CNO

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 35 LTV >1.25 1.00x-1.25x <1.00 Total <65% $602 $32 $ 1 $635 65% - 75% 333 16 - 349 75% - 80% 40 15 - 55 >80% 33 170 19 222 Total $1,008 $233 $20 $1,261 Commercial Mortgage Loans  Focus on ‘A’ quality properties which are diversified by geography and sector  No’s: mezzanine or real estate equity investments, construction or condo loans, pro-forma underwriting  Limited near-term maturities ($116mm in 2013)  63.92% Loan-to-Value  1.66 Average DSCR ** Table excludes $364 million of Credit Tenant Loans * Book value as of 3/31/13 DSCR ($ millions) $1.6bn of Invested Assets* ** Multi-Family 7% Mixed Use 3% Industrial 18% Office 32% Retail 37% Other 3%

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 36 Basic Industrials $ - $ 62 $ - $ 62 $ 68 Food / Beverage - 44 - 44 48 Financials - 54 28 82 92 Utilities - 30 - 30 33 Communications 26 - 66 92 90 Capital Goods 19 - - 19 21 Healthcare / Pharmacy - - 7 7 7 Total $ 45 $ 190 $ 101 $ 336 $ 359 Peripheral Europe as of 3/31/13 ($ millions) Book Value Fair Value Total Italy Ireland Spain CNO

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 37 Holding Company Investments at 3/31/13 CNO ($ millions) Cash & Money Market / Fixed Income $166.2 Equities / Alternatives $77.9 Portfolio strategy is to prioritize liquidity for corporate capital needs, and secondly to maximize returns to better utilize non-life tax benefits Cash & Money Market Fixed Income Equities Alternatives 1Q13 0.05% 0.47% 10.29% 1.98% Investment Allocation Investment Performance

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 38 The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before loss on extinguishment of debt, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests and increases or decreases to our valuation allowance for deferred tax assets (“net operating income,” a non-GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continuing operations. Information Related to Certain Non-GAAP Financial Measures

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of net income (loss) applicable to common stock to net operating income (and related per-share amounts) is as follows (dollars in millions, except per-share amounts):

	1Q12	2Q12	3Q12	4Q12	1Q13
Net income (loss) applicable to common stock	$ 59.1	$ 65.7	$ (5.0)	$ 101.2	$ 11.9
Net realized investment (gains) losses, net of related amortization and taxes	(14.1)	(18.7)	(4.8)	(10.8)	(9.4)
Fair value changes in embedded derivative liabilities, net of related amortization and taxes	(4.5)	6.9	2.0	(2.6)	(1.3)
Equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests	-	-	-	-	1.8
Valuation allowance for deferred tax assets	-	-	(143.0)	(28.5)	(10.5)
Loss on extinguishment of debt	0.1	0.3	176.4	0.7	57.2
Net operating income (a non-GAAP financial measure)	$ 40.6	$ 54.2	$ 25.6	$ 60.0	$ 49.7
Per diluted share:					
Net income (loss)	$ 0.21	$ 0.24	$ (0.02)	$ 0.41	$ 0.05
Net realized investment (gains) losses, net of related amortization and taxes	(0.05)	(0.06)	(0.02)	(0.04)	(0.04)
Fair value changes in embedded derivative liabilities, net of related amortization and taxes	(0.01)	0.02	0.01	(0.01)	(0.01)
Equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests	-	-	-	-	0.01
Valuation allowance for deferred tax assets	-	-	(0.62)	(0.11)	(0.04)
Loss on extinguishment of debt	-	-	0.76	-	0.24
Net operating income (a non-GAAP financial measure)	$ 0.15	$ 0.20	$ 0.11	$ 0.25	$ 0.21

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CNO Financial Group | 1Q2013 Earnings | April 25, 2013 40 1Q12 2Q12 3Q12 4Q12 1Q13 Operating income 40.6$ 54.2$ 25.6$ 60.0$ 49.7$ Add: interest expense on 7.0% Convertible Senior Debentures due 2016, net of income taxes 3.7 3.7 - 1.2 1.2 Total adjusted operating income 44.3$ 57.9$ 25.6$ 61.2$ 50.9$ Weighted average shares outstanding for basic earnings per share 240,895 237,289 231,481 225,074 222,081 Effect of dilutive securities on weighted average shares: 7% Debentures 53,367 53,377 - 17,039 16,590 Stock options, restricted stock and performance units 2,582 2,367 - 3,133 2,829 Warrants 499 442 - 1,515 1,967 Weighted average shares outstanding for diluted earnings per share 297,343 293,475 231,481 246,761 243,467 Operating earnings per diluted share 0.15$ 0.20$ 0.11$ 0.25$ 0.21$ A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows (dollars in millions, except per-share amounts, and shares in thousands): (a) (a) In the third quarter of 2012, equivalent common shares of 56,651 related to all common stock equivalents were not included in the diluted weighted average shares outstanding because their inclusion would have been antidilutive due to the net loss recognized in the period. Information Related to Certain Non-GAAP Financial Measures

Information Related to Certain Non-GAAP Financial Measures

Book value per diluted share

Book value per diluted share reflects the potential dilution that could occur if outstanding stock options and warrants were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, warrants, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options and warrants (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. The dilution from convertible securities is calculated assuming the securities were converted on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts):

	1Q12	2Q12	3Q12	4Q12	1Q13
Total shareholders' equity	$ 4,683.0	$ 4,893.1	$ 5,066.2	$ 5,049.3	$ 5,028.6
Shares outstanding for the period	239,219,445	234,026,409	229,506,690	221,502,371	223,502,106
Book value per share	$ 19.58	$ 20.91	$ 22.07	$ 22.80	$ 22.50
Total shareholders' equity	$ 4,683.0	$ 4,893.1	$ 5,066.2	$ 5,049.3	$ 5,028.6
Less accumulated other comprehensive income	(808.0)	(990.8)	(1,234.4)	(1,197.4)	(1,170.7)
Add carrying value of convertible debentures	280.6	281.1	89.4	89.6	32.7
Adjusted shareholders' equity excluding AOCI	$ 4,155.6	$ 4,183.4	$ 3,921.2	$ 3,941.5	$ 3,890.6
Shares outstanding for the period	239,219,445	234,026,409	229,506,690	221,502,371	223,502,106
Dilutive common stock equivalents related to:					
Convertible debentures	53,366,861	53,377,487	17,028,151	17,038,882	6,197,661
Warrants, stock options, restricted stock and performance units	3,080,776	2,808,206	4,284,726	4,647,584	5,165,321
Diluted shares outstanding	295,667,082	290,212,102	250,819,567	243,188,837	234,865,088
Book value per diluted share (a non-GAAP financial measure)	$ 14.05	$ 14.41	$ 15.63	$ 16.21	$ 16.57

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Information Related to Certain Non-GAAP Financial Measures

Interest-adjusted benefit ratios

The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less imputed interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by the imputed interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the effects of such interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance.

	1Q12	2Q12	3Q12	4Q12	1Q13
Bankers Life					
Long-term care benefit ratios					
Earned premium	$ 140.6	$ 139.7	$ 138.5	$ 136.7	$ 135.3
Benefit ratio before imputed interest income on reserves	110.9%	121.4%	121.4%	116.7%	129.4%
Interest-adjusted benefit ratio	65.5%	75.4%	74.7%	69.0%	81.7%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 48.5	$ 34.4	$ 35.0	$ 42.3	$ 24.8
Washington National					
Supplemental health benefit ratios					
Earned premium	$ 111.6	$ 113.1	$ 114.0	$ 115.1	$ 117.8
Benefit ratio before imputed interest income on reserves	82.4%	77.0%	74.2%	72.9%	79.3%
Interest-adjusted benefit ratio	55.1%	50.1%	47.5%	46.6%	53.1%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 50.1	$ 56.5	$ 59.8	$ 61.4	$ 55.3

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CNO Financial Group | 1Q2013 Earnings | April 25, 2013 43 Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of return before loss on extinguishment of debt, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests and increases or decreases to our valuation allowance for deferred tax assets (“net operating income,” a non- GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continued operations. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation. All references to return on allocated capital measures assume a capital allocation based on a 275% targeted risk-based capital at the segment level. Additionally, corporate debt has been allocated to the segments.

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 44 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on allocated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (ii) return on equity, for the twelve months ended March 31, 2013, are as follows (dollars in millions): Bankers Washington Colonial Other CNO Life National Penn Business Corporate Total Segment operating return for purposes of calculating operating return on allocated capital 159.3$ 70.9$ (3.9)$ (38.8)$ 2.0$ 189.5$ Net income 173.8$ Trailing 4 Quarter Average as of March 31, 2013 Allocated capital, excluding accumulated other comprehensive income and net operating loss carryforwards (a non-GAAP financial measure) 1,077.0$ 536.4$ 79.4$ 541.1$ 785.0$ 3,018.9$ Comm shareholders' equity 4,966.1$ Operating return on allocated capital, excluding accumulated other comprehensive income and net operating loss carryforwards (a non-GAAP financial measure) 14.8% 13.2% (4.8%) (7.2%) 6.3% Return on equity 3.5% (Continued on next page)

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of pretax operating earnings (a non-GAAP financial measure) to segment operating return (loss) and consolidated net income (loss) for the twelve months ended March 31, 2013, is as follows (dollars in millions):

	Bankers Life	Washington National	Colonial Penn	Other CNO Business	Corporate	Total
Segment pretax operating earnings (a non-GAAP financial measure)	$ 292.5	$ 131.8	$ (4.2)	$ (42.9)	$ (79.3)	$ 297.9
Adjustment to investment income to reflect capital at 275%	(13.2)	(5.6)	0.4	(2.2)	20.6	-
Interest allocated on corporate debt	(30.5)	(15.4)	(2.3)	(15.6)	63.8	-
Income tax (expense) benefit	(89.5)	(39.9)	2.2	21.9	(3.1)	(108.4)
Segment operating return for purposes of calculating operating return on allocated capital	$ 159.3	$ 70.9	$ (3.9)	$ (38.8)	$ 2.0	189.5
Net realized investment gains, net of related amortization and taxes						43.7
Fair value changes in embedded derivative liabilities, net of related amortization and taxes						(5.0)
Equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests (net of taxes)						(1.8)
Loss on extinguishment of debt						(234.6)
Valuation allowance for deferred tax assets						182.0
Net income						$ 173.8

(Continued on next page)

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 45

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 46 Information Related to Certain Non-GAAP Financial Measures A reconciliation of average allocated capital (for the purpose of determining return on allocated capital), excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to average common shareholders’ equity, is as follows (dollars in millions): Bankers Washington Colonial Other CNO Life National Penn Business Corporate Total Trailing 4 Quarter Average as of March 31, 2013 Allocated capital (for the purpose of determining return on allocated capital), excluding accumulated other comprehensive income and net operating loss carryforwards (a non-GAAP financial measure) 1,077.0$ 536.4$ 79.4$ 541.1$ 785.0$ 3,018.9$ Net operating loss carryforwards - - - - 844.2 844.2 Accumulated other comprehensive income 415.9 196.4 52.7 369.0 69.0 1,103.0 Adjustment to reflect capital at 275% RBC 210.3 94.5 (8.5) 40.4 (336.7) - Allocation of corporate debt 443.2 221.1 33.0 223.6 (920.9) - Common shareholders' equity 2,146.4$ 1,048.4$ 156.6$ 1,174.1$ 440.6$ 4,966.1$ (Continued on next page)

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 47 Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): 1Q12 2Q12 3Q12 4Q12 1Q13 Average C solid t d capital, excluding accumulated other comprehensive inco e (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,057.1$ 3,129.9$ 2,938.8$ 2,976.9$ 3,002.9$ 3,018.9$ Net operating loss carryforwards 817.9 772.4 893.0 875.0 855.0 844.2 Accumulated other comprehensive income 808.0 990.8 1,234.4 1,197.4 1,170.7 1,103.0 Common shareholders' equity 4,683.0$ 4,893.1$ 5,066.2$ 5,049.3$ 5,028.6$ 4,966.1$ (Continued from previous page)

CNO Financial Group | 1Q2013 Earnings | April 25, 2013 48 Information Related to Certain Non-GAAP Financial Measures 1Q12 2Q12 3Q12 4Q12 1Q13 Corporate notes payable 799.3$ 778.2$ 1,035.1$ 1,004.2$ 934.2$ Total shareholders' equity 4,683.0 4,893.1 5,066.2 5,049.3 5,028.6 Total capital 5,482.3$ 5,671.3$ 6,101.3$ 6,053.5$ 5,962.8$ Corporate debt to capital 14.6% 13.7% 17.0% 16.6% 15.7% Corporate notes payable 799.3$ 778.2$ 1,035.1$ 1,004.2$ 934.2$ Total shareholders' equity 4,683.0 4,893.1 5,066.2 5,049.3 5,028.6 Less accumulated other comprehensive income (808.0) (990.8) (1,234.4) (1,197.4) (1,170.7) Total capital 4,674.3$ 4,680.5$ 4,866.9$ 4,856.1$ 4,792.1$ Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure) 17.1% 16.6% 21.3% 20.7% 19.5% Debt to capital ratio, excluding accumulated other comprehensive income (loss) The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows ($ in millions):